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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                   ----------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)   December 3, 2001
                                                   ----------------




                                JagNotes.com Inc.
                                -----------------
               (Exact Name of Registrant as Specified in Charter)


        Nevada                000-287610                 88-0380546
        ------                ----------                 ----------
   (State or Other         (Commission File            (IRS Employer
   Jurisdiction of              Number)              Identification No.)
    Incorporation)


6865 SW 18th Street, Suite B13, Boca Raton, Florida         33433
---------------------------------------------------         -----
(Address of Principal Executive Offices)                  (Zip Code)


Registrant's telephone number, including area code   (561) 393-0605
                                                     --------------



            226 West 26th Street, Studio D, New York, New York 10001
            --------------------------------------------------------
             (Former Name or Address, if Changed Since Last Report)




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Item 5.  Other Events.

Proposed Transaction with Go West Entertainment, Inc.:

Structure.

On December 3, 2001, JagNotes.com Inc. (the "Company") entered into a non-binding letter of intent (the "Letter of Intent") with Go West Entertainment, Inc., a New York corporation ("Go West"), and each of Richard Goldring, William Osher and Elliot Osher (collectively, referred to as the "Go West Shareholders"), pursuant to which the Go West Shareholders would acquire shares of common stock, par value $0.00001 per share, of the Company ("Company Common Stock"), which shares will, upon issuance, represent 50.1% of the Company's outstanding capital stock on a fully diluted basis (including any shares issuable as the result of the change in control), in exchange for 7,500,000 shares of Go West, constituting one hundred percent (100%) of the outstanding shares of capital stock of Go West (the "Proposed Transaction"). The existing public shareholders of the Company will experience significant dilution from the issuance of these restricted shares to the Go West Shareholders. At the closing of the Proposed Transaction (the "Closing"), Go West will become a wholly owned subsidiary of the Company. Go West was formed in May 2001 to establish, own and operate "Scores" adult entertainment nightclubs that would offer topless dancing and food and bar operations. Go West acquired the non-exclusive right to use the name "Scores" pursuant to a licensing agreement dated August 8, 2001 between Go West and HEIR Holding Co., the owner of the Scores trademark; however, it has conducted no operations to date. The Closing is conditioned upon, among other things, the Company obtaining sufficient funding prior to Closing to permit Go West to procure the premises for its proposed initial nightclub in Manhattan. The conditions to Closing are described in greater detail below. For its proposed initial facility, Go West will need to carry out extensive leasehold improvements and obtain the requisite permits and licenses for its business.

Prior to the Closing, the Company's Internet-based financial news service business, which is currently operated at the parent company level, will be contributed to a separate wholly owned subsidiary of the Company (the "JAG Subsidiary"). At that time, the Company will transfer (to the extent transferable) all of its assets and liabilities to the JAG Subsidiary.

Management.

Effective upon the Closing, all three existing directors and officers of the Company, consisting of Messrs. Gary Valinoti, Stephen J. Schoepfer and Thomas J. Mazzarisi (the "Existing Management Members"), shall resign and be replaced by Go West appointees. Also at the Closing each Existing Management Member shall become a director and officer of the JAG Subsidiary and enter into three-year employment agreements with the JAG Subsidiary (the "New Employment Agreements"). Following the Closing, the business of the Go West subsidiary will be managed by the same management team currently operating Scores Showroom located on East 60th Street in Manhattan. Note that Go West does not have any financial interest in such existing establishment.

As the result of the change in control of the Company, each of the Existing Management Members shall receive options to purchase 1,000,000 shares of Company Common Stock at an exercise price equal to twenty-five percent (25%) of the closing bid price of Company Common Stock immediately prior to the change in control (the "Management Options") pursuant to the terms of their existing employment agreements with the Company (the "Existing Agreements"). The Management Options shall be fully vested and immediately exercisable in full and expire on the date which is three years following the Closing. Additionally, the Existing Management Members shall each receive, in lieu of the cash payments to which they would be entitled under the Existing Agreements, shares of Company Common Stock, equal in value to the remaining sums due them under such Existing Agreements (the "Management Shares").

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With respect to the shares underlying the Management Options and the Management
Shares, the Existing Management Members, as a group, shall, on one occasion only, at the Company's expense, be given demand registration rights. Further, with respect to these same shares of Company Common Stock, the Existing Management Members will be given piggyback registration rights for a period of two years.

Certain Lock-Up and Leak-Out Arrangements.

In connection with the Proposed Transaction, the Company's President and Chief Executive Officer, Gary Valinoti, will agree to a lock up of the shares of Company Common Stock he received in connection with the formation of the Company in March 1999, for a period which is the greater of (i) the three (3) month period commencing upon his resignation as director of the Company and (ii) the period commencing on the Closing and ending on the date upon which the Company shall have drawn down $6,000,000 or more under its equity line with Cornell Capital Partners, L.P. ("Cornell Capital") subsequent to such Closing.

In addition, with respect to the shares underlying their existing options, the Management Shares and the shares underlying the Management Options, each of the Existing Management Members will agree to (i) make no sales of any such shares from the date of the Letter of Intent through the earlier of its expiration or the Closing, and (ii) to sell no more than ten percent (10%) of such shares during each 30 day period commencing on the date of effectiveness of any post-effective amendment to any current registration statement on Form SB-2 of the Company registering shares in connection with the Cornell Capital equity line.

Put-Call Option.

Following the Closing, five percent (5%) of the outstanding shares of Go West (the "Go West Shares") will be contributed to the capital of the JAG Subsidiary (the "JAG Subsidiary Contribution"). For the two year period following the JAG Subsidiary Contribution, the Company shall have the assignable right to call the Go West Shares at a price of $500,000. For the one year period commencing January 1, 2003, the JAG Subsidiary shall have the right to put the Go West Shares to the Company at a price of $500,000 upon thirty (30) days prior written notice.


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Conditions to Closing.

The Proposed Transaction is subject to various conditions being satisfied prior to Closing, including, among others, the requirement that the Company draw down under its existing equity line with Cornell Capital (i) $1,000,000 to be used to pay off the Company's outstanding payables and as working capital of the JAG Subsidiary and (ii) $1,000,000 to be reserved for post-Closing working capital of the Company.

Although not a condition to Closing, the parties have agreed that the next $500,000 which is drawn down under the Equity Line will be utilized as working capital of the JAG Subsidiary, and all subsequent drawdown amounts will be reserved for post-Closing working capital of the Company.

In addition, the Closing is conditioned upon (i) the completion of a due diligence investigation by both the Company and Go West, (ii) obtaining necessary corporate approvals for the Proposed Transaction, including approval by the Board of Directors of the Company and (iii) the entering into of definitive agreements among the parties, including, without limitation, a mutually acceptable definitive acquisition agreement among Go West, the Go West Shareholders and the Company and the New Employment Agreements.

Possible Post-Closing Spin-Off of JAG Subsidiary.

For six (6) months following the Closing, the Company will not be permitted to spin off or sell its shares in the JAG Subsidiary. If after three (3) months following the Closing, the Board of Directors of the JAG Subsidiary (the "Subsidiary Board") determines that the business interests of such subsidiary would be best served were it to be operated separately from the Go West business, the Subsidiary Board may direct that the JAG Subsidiary be either spun off as a public company through a dividend to the Company's shareholders or sold.

Materials To Be Attached As Exhibits.

A copy of the Company's press release issued on December 3, 2001 announcing the Letter of Intent and a copy of the Letter of Intent are attached hereto as Exhibits 99.1 and 99.2, respectively.


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Item 7.  Financial Statements,  Pro Forma Financial Information and Exhibits.

99.1     Press Release issued by the Company on December 3, 2001.

99.2 Letter of Intent, dated December 3, 2001, by and among the Company, Go West and the Go West Shareholders.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                JagNotes.com Inc.


Date:  December 3, 2001                         By:      /s/ Gary Valinoti
                                                     --------------------------
                                                     Name:  Gary Valinoti
                                                     Title: President & CEO


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                            INDEX TO EXHIBITS

Exhibit No.   Description                                                 Page


99.1          Press Release issued by the Company on December 3, 2001.      8

99.2          Letter of Intent, dated December 3, 2001, by and among       10
              the Company,  Go West and the Go West Shareholders.